SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) April 30, 2010

BLACKSANDS PETROLEUM, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-51427	20-1740044
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

401 Bay Street, Suite 2700, PO Box 152
Toronto, Ontario Canada M5H 2Y4
_____________________________________________
(Address of principal executive offices) (Zip Code)

(416) 359-7805
__________________
(Registrant’s Telephone Number, Including Area Code)

___________________________________________________
(Former Name, Address and Fiscal Year, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 30, 2010, Paul Parisotto has resigned as director of Blacksands Petroleum, Inc. (“Blacksands”).

Item 8.01   Entry into a Material Definitive Agreement

On April 30, 2010, Blacksands entered into a Stock Purchase Agreement with H. Reg F. Burden (the “Buyer”) and Access Energy Inc. (“Access”) whereby Buyer agreed to purchase 441 common shares of Access from Blacksands.  Access is party to and has ongoing obligations pursuant to various agreements, and in connection with the purchase by Buyer, Blacksands no longer has the obligation to fund Access’ obligations, including such agreements.  Blacksands is indemnified with respect to any liability or loss as a result of Blacksands’ obligations pursuant to the various agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

Date: April 30, 2010	By:	/s/ Mark Holcombe
	Name:	Mark Holcombe
	Title:	President and Chief Executive Officer